SCHEDULED INCREASE RIDER
This rider (“Rider”) becomes a part of the policy to which it is attached (“Policy”). If the Rider is effective after the Policy Date, the effective date for this Rider will be shown on the Policy Specifications. If the provisions of this Rider and those of the Policy do not agree, the provisions of this Rider will apply. Please read it carefully.
Rider Benefit Summary – This Rider provides for Scheduled Increases in Face Amount on the Insured’s life as long as:
•	The Policy is In Force and this Rider has not terminated.
•	We have approved such increase, if approval is required (see “Evidence of Financial Insurability May Be Required”).
Each such increase is referred to in this Rider as a “Scheduled Increase”, and is scheduled for a particular policy anniversary, as shown in the Policy Specifications. The Face Amount of each Coverage Layer contributes to the Total Face Amount, and consequently to the Death Benefit, of the Policy. This Rider has no Accumulated Value of its own, but affects the Policy’s Accumulated Value because the charges for the Rider and the charges for any Scheduled Increase that may result from it are deducted from the Accumulated Value of the Policy.
Evidence of Financial Insurability May Be Required – Evidence of Financial Insurability (“Evidence”) with respect to this Rider means financial documentation required by us at the time we evaluate the Scheduled Increase that is consistent with our financial underwriting standards and practices. Each Scheduled Increase may be subject to our approval based on the Evidence you provide at the time the Scheduled Increase is scheduled. If Evidence is required for one or more Scheduled Increases, the Policy Specifications for the Rider will so state. If Evidence is required, the Scheduled Increase will only occur if you provide the required Evidence at least 15 days before the Scheduled Increase is scheduled to occur, and only if we approve the Scheduled Increase by determining that the Evidence meets our financial underwriting standards and practices. If you fail to provide the required Evidence or if we determine that the Evidence you provide does not meet our financial underwriting standards and practices, we will not approve the Scheduled Increase and the Scheduled Increase will not take effect, provided that we may approve an increase for an amount less than the Scheduled Increase, in which case only the lesser amount will take effect.
Insured – As used in this Rider, the “Insured” means the individual covered under the Policy’s Basic Life Coverage, as shown in the Policy Specifications.
Scheduled Increase Type – Each Scheduled Increase is an increase either to Basic Life Coverage or to term insurance coverage on the Insured provided by rider (“Term Coverage”), or to both Basic Life Coverage and Term Coverage. If there are Scheduled Increases that apply to Basic Life Coverage, they will be shown in a Table of Scheduled Increases in Basic Life Coverage shown in the Policy Specifications. When any such Basic Life Coverage goes into effect, it will become a part of, and be administered according to, the Policy. Likewise, if there are Scheduled Increases that apply to Term Coverage, they will be shown in a Table of Term Coverage shown in the Policy Specifications. When any such Term Coverage goes into effect, it will become a part of, and be administered according to, the rider to which Scheduled Increase applies, as shown in the Policy Specifications.
Charge for this Rider – On each Monthly Payment Date, there is a Rider Charge that will be part of the Policy’s Monthly Deduction. The maximum Rider Charge is shown in the Policy Specifications and applies for the first twenty policy years. We may charge less than such maximum charge. The Rider Charge will apply whether or not a particular Scheduled Increase goes into effect and regardless of whether any Scheduled Increases stay in effect.
Charges for Scheduled Increases – Any Scheduled Increase that has gone into effect as a result of this Rider will have an associated Coverage Charge and Cost of Insurance Charge. The charges for

ICC12 R12SR2	Page 1 of 2

Scheduled Increases in Basic Life Coverage are described in the Policy. The charges for Scheduled Increases in Term Coverage are described in the rider, to which the Scheduled Increases apply.
Changes in Scheduled Increases – If you request a decrease or termination of any Coverage Layer that has already gone into effect or if you decline a Scheduled Increase that has been approved, or if you transfer ownership of the Policy to any person or entity without an insurable interest in the life of the Insured, all future Scheduled Increases will be forfeited and we will send you a Supplemental Schedule of Coverage to reflect the change. If we do not approve a Scheduled Increase that requires Evidence or if we approve an increase for an amount less than the full amount of the Scheduled Increase, we will also send you a Supplemental Schedule of Coverage to reflect the change, but in this case any future Scheduled Increases will not be forfeited.
Termination – This Rider will end on the earliest of:
•	Your Written Request;

•	The date the Rider or the Policy terminates; or

•	The death of the Insured.
Reinstatement – If the Policy is reinstated, any Scheduled Increases that would have otherwise occurred when the Policy was lapsed will be forfeited. Scheduled Increases that are scheduled to occur after reinstatement will be handled as if the Policy had never lapsed.

[www.PacificLife.com]	[(800) 347-7787]

ICC12 R12SR2	Page 2 of 2

POLICY NUMBER: [VF99999990]
POLICY SPECIFICATIONS
SUMMARY OF COVERAGES EFFECTIVE ON THE POLICY DATE

R12SR2	SCHEDULED INCREASE RIDER

	[RIDER CHARGE:	$30.50 PER MONTH]

Page 3.1

POLICY NUMBER: [VF99999990]
POLICY SPECIFICATIONS
TABLE OF SCHEDULED INCREASES
IN BASIC LIFE COVERAGE
INSURED:                     [LELAND STANFORD]

FOR EACH SCHEDULED INCREASE IN BASIC		TOTALS FOR ALL SCHEDULED INCREASES IN
COVERAGE FIRST EFFECTIVE IN THE POLICY		BASIC LIFE COVERAGE THAT HAVE BECOME
YEAR SHOWN		EFFECTIVE BY THE POLICY YEAR SHOWN
POLICY	FACE	FACE	COVERAGE
YEAR	AMOUNT	AMOUNT	CHARGE
[1	$0	$0	$0
2	100,000	100,000	22.02
3	100,000	200,000	44.34
4	100,000	300,000	66.94
5	100,000	400,000	89.81
6	100,000	500,000	112.99
7	100,000*	600,000	136.54
8	100,000*	700,000	160.46
9	100,000*	800,000	184.76
10	100,000*	900,000	209.42
11	100,000*	1,000,000	234.50
12	0	1,000,000	234.50
13	0	1,000,000	234.50
14	0	1,000,000	234.50
15	0	1,000,000	234.50
16	0	1,000,000	234.50
17	0	1,000,000	234.50
18	0	1,000,000	234.50
19	0	1,000,000	234.50
20	0	1,000,000	234.50
21	0	1,000,000	234.50
22	0	1,000,000	236.66
23	0	1,000,000	238.82
24	0	1,000,000	240.98
25	0	1,000,000	243.14
26	0	1,000,000	245.30
27	0	1,000,000	247.46
28	0	1,000,000	249.62
29	0	1,000,000	251.78
30	0	1,000,000	253.94
31	0	1,000,000	256.10
32	0	1,000,000	256.10
33	0	1,000,000	256.10
34	0	1,000,000	256.10
35	0	1,000,000	256.10
36	0	1,000,000	256.10
37	0	1,000,000	256.10
38	0	1,000,000	256.10
39	0	1,000,000	256.10
40	0	1,000,000	256.10
41	0	1,000,000	256.10
42	0	1,000,000	256.10
43	0	1,000,000	256.10
44	0	1,000,000	256.10
* INCREASE IS NOT GUARANTEED. EVIDENCE OF FINANCIAL INSURABILITY WILL BE REQUIRED.
Page 4.*

POLICY NUMBER: [VF99999990]
POLICY SPECIFICATIONS

TABLE OF SCHEDULED INCREASES
IN BASIC LIFE COVERAGE, CONTINUED
INSURED:                     [LELAND STANFORD]

FOR EACH SCHEDULED INCREASE IN BASIC		TOTALS FOR ALL SCHEDULED INCREASES IN
LIFE COVERAGE FIRST EFFECTIVE IN THE		BASIC LIFE COVERAGE THAT HAVE BECOME
POLICY YEAR SHOWN		EFFECTIVE BY THE POLICY YEAR SHOWN

POLICY	FACE	FACE	COVERAGE
YEAR	AMOUNT	AMOUNT	CHARGE
45	$0	$1,000,000	$256.10
46	0	1,000,000	256.10
47	0	1,000,000	256.10
48	0	1,000,000	256.10
49	0	1,000,000	256.10
50	0	1,000,000	256.10
51	0	1,000,000	256.10
52	0	1,000,000	256.10
53	0	1,000,000	256.10
54	0	1,000,000	256.10
55	0	1,000,000	256.10
56	0	1,000,000	256.10
57	0	1,000,000	256.10
58	0	1,000,000	256.10
59	0	1,000,000	256.10
60	0	1,000,000	256.10
61	0	1,000,000	256.10
62	0	1,000,000	256.10
63	0	1,000,000	256.10
64	0	1,000,000	256.10
65	0	1,000,000	256.10
66	0	1,000,000	256.10
67	0	1,000,000	256.10
68	0	1,000,000	256.10
69	0	1,000,000	256.10
70	0	1,000,000	256.10
71	0	1,000,000	256.10
72	0	1,000,000	256.10
73	0	1,000,000	256.10
74	0	1,000,000	256.10
75	0	1,000,000	256.10
76	0	1,000,000	256.10
77	0	1,000,000	256.10
78	0	1,000,000	256.10
79	0	1,000,000	256.10
80	0	1,000,000	256.10
81	0	1,000,000	256.10
82	0	1,000,000	256.10
83	0	1,000,000	256.10
84	0	1,000,000	256.10
85	0	1,000,000	256.10
86	0	1,000,000	256.10
87+	0	1,000,000	0]
* INCREASE IS NOT GUARANTEED. EVIDENCE OF FINANCIAL INSURABILITY WILL BE REQUIRED.
Page 4.*

POLICY NUMBER: [VF99999990]
POLICY SPECIFICATIONS
TABLE OF TERM COVERAGE APPLICABLE TO
ANNUAL RENEWABLE TERM (“ART”) RIDER
INSURED:                     [LELAND STANFORD]

FOR TERM COVERAGE** EFFECTIVE IN		TOTALS FOR ANNUAL RENEWABLE
THE POLICY YEAR SHOWN		TERM (“ART”) RIDER

POLICY	FACE	FACE	COVERAGE
YEAR	AMOUNT	AMOUNT	CHARGE
[1	$100,000	$100,000	$23.10
2	100,000	200,000	23.10
3	100,000	300,000	23.10
4	100,000	400,000	23.10
5	100,000	500,000	23.10
6	100,000	600,000	23.10
7	100,000*	700,000	23.10
8	100,000*	800,000	23.10
9	100,000*	900,000	23.10
10	100,000*	1,000,000	23.10
11	100,000*	1,100,000	23.10
12	0	1,100,000	23.10
13	0	1,100,000	23.10
14	0	1,100,000	23.10
15	0	1,100,000	23.10
16	0	1,100,000	23.10
17	0	1,100,000	23.10
18	0	1,100,000	23.10
19	0	1,100,000	23.10
20	0	1,100,000	23.10
21	0	1,100,000	23.10
22	0	1,100,000	23.10
23	0	1,100,000	23.10
24	0	1,100,000	23.10
25	0	1,100,000	23.10
26	0	1,100,000	23.10
27	0	1,100,000	23.10
28	0	1,100,000	23.10
29	0	1,100,000	23.10
30	0	1,100,000	23.10
31	0	1,100,000	23.10
32	0	1,100,000	23.10
33	0	1,100,000	23.10
34	0	1,100,000	23.10
35	0	1,100,000	23.10
36	0	1,100,000	23.10
37	0	1,100,000	23.10
38	0	1,100,000	23.10
39	0	1,100,000	23.10
40	0	1,100,000	23.10
41	0	1,100,000	23.10
42	0	1,100,000	23.10
43	0	1,100,000	23.10
44	0	1,100,000	23.10
* INCREASE IS NOT GUARANTEED. EVIDENCE OF FINANCIAL INSURABILITY WILL BE REQUIRED.
** OTHER THAN TERM COVERAGE LAYERS RESULTING FROM REQUESTED INCREASES.
Page 4.*

POLICY NUMBER: [VF99999990]
POLICY SPECIFICATIONS
TABLE OF TERM COVERAGE
APPLICABLE TO ANNUAL RENEWABLE TERM (“ART”) RIDER, CONTINUED
INSURED:                     [LELAND STANFORD]

FOR TERM COVERAGE ** EFFECTIVE IN THE		TOTALS FOR ANNUAL RENEWABLE
POLICY YEAR SHOWN		TERM (“ART”) RIDER

		FACE	COVERAGE
POLICY YEAR	FACE AMOUNT	AMOUNT	CHARGE
45	$0	$1,100,000	$23.10
46	0	$1,100,000	$23.10
47	0	$1,100,000	$23.10
48	0	$1,100,000	$23.10
49	0	$1,100,000	$23.10
50	0	$1,100,000	$23.10
51	0	$1,100,000	$23.10
52	0	$1,100,000	$23.10
53	0	$1,100,000	$23.10
54	0	$1,100,000	$23.10
55	0	$1,100,000	$23.10
56	0	$1,100,000	$23.10
57	0	$1,100,000	$23.10
58	0	$1,100,000	$23.10
59	0	$1,100,000	$23.10
60	0	$1,100,000	$23.10
61	0	$1,100,000	$23.10
62	0	$1,100,000	$23.10
63	0	$1,100,000	$23.10
64	0	$1,100,000	$23.10
65	0	$1,100,000	$23.10
66	0	$1,100,000	$23.10
67	0	$1,100,000	$23.10
68	0	$1,100,000	$23.10
69	0	$1,100,000	$23.10
70	0	$1,100,000	$23.10
71	0	$1,100,000	$23.10
72	0	$1,100,000	$23.10
73	0	$1,100,000	$23.10
74	0	$1,100,000	$23.10
75	0	$1,100,000	$23.10
76	0	$1,100,000	$23.10
77	0	$1,100,000	$23.10
78	0	$1,100,000	$23.10
79	0	$1,100,000	$23.10
80	0	$1,100,000	$23.10
81	0	$1,100,000	$23.10
82	0	$1,100,000	$23.10
83	0	$1,100,000	$23.10
84	0	$1,100,000	$23.10
85	0	$1,100,000	$23.10
86	0	$1,100,000	$23.10
87+	0	$1,100,000	0]
* INCREASE IS NOT GUARANTEED. EVIDENCE OF FINANCIAL INSURABILITY WILL BE REQUIRED.
** OTHER THAN TERM COVERAGE LAYERS RESULTING FROM REQUESTED INCREASES.
Page 4.*